                                Compu-DAWN, Inc.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)



                                                                           For the Three Months              For the Nine Months
                                                                              Ended September 30,             Ended September 30,
                                                                          -----------------------            ----------------------
                                                                    1998             1997                1998           1997
                                                                ------------      ------------    --------------  ---------------

NET (LOSS)                                                         $(367,872)        $(728,665)      $(1,266,910)     $(3,608,292)
                                                                   =========         =========       ===========      ===========


WEIGHTED AVERAGE SHARES:
    Common shares outstanding                                        3,148,730       2,662,700         2,988,978      1,694,429
    Assumed conversion of cheap options and warrants                   -               457,412           -              383,328
                                                              ----------------      ----------  ----------------     ----------

                                                                     3,148,730       3,120,112         2,988,978      2,077,757
                                                                     =========       =========         =========      =========

BASIC (LOSS) PER COMMON SHARE                                            $(.12)          $(.23)            $(.42)        $(1.74)
                                                                         =====           =====             =====         ======


























                                                                - Exhibit 11 -